UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

SPX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

13320-A Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (980) 474-3700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 20, 2017, SPX Corporation (the “Company”) and certain of its subsidiaries entered into an amendment (the “First Amendment”) to the Company’s existing Credit Agreement, dated as of September 1, 2015 (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”; capitalized terms used herein and not defined herein having the meanings given to such terms in the Credit Agreement), by and among the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent, and Bank of America, N.A., as administrative agent. The First Amendment amended the Existing Credit Agreement to, among other things:

•
extend the period during which the Company may reinvest the net proceeds from the disposition of its dry cooling business (which disposition was completed on March 30, 2016), without requiring such net proceeds to be used to prepay loans under the Credit Agreement, from 360 days from the date of the disposition (or if a commitment to reinvest such net proceeds is made within such 360 day period, within 180 days after the conclusion of such 360 day period) to 720 days from the date of the disposition (or if a commitment to reinvest such net proceeds has been made within such 720 day period, within 180 days after the conclusion of such 720 day period); and

•
reduce the size of Material Acquisitions and Material Dispositions for which pro forma effect is to be given in calculating Consolidated EBITDA (which size is determined with respect to consideration paid or gross proceeds received, respectively) from $25,000,000 to $5,000,000 and to include the disposition of the Balcke Dürr businesses as a Material Disposition), in each case for purposes of determining the Consolidated Leverage Ratio or Consolidated Interest Coverage Ratio under the Credit Agreement.

The foregoing is a summary of the First Amendment and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1
First Amendment to Credit Agreement, dated as of March 20, 2017, among SPX Corporation, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION
(Registrant)

Date: March 22, 2017	By:	/s/ Scott W. Sproule
Scott W. Sproule
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment to Credit Agreement, dated as of March 20, 2017, among SPX Corporation, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent.